Exhibit 99.1

NETLIST REPORTS SECOND QUARTER 2020 RESULTS

IRVINE, CALIFORNIA, August 11, 2020 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the second quarter ended June 27, 2020.

Net sales for the second quarter ended June 27, 2020 were $10.9 million, compared to net sales of $5.5 million for the quarter ended June 29, 2019. Gross profit for the quarter ended June 27, 2020 was $1.8 million, or 16.7% of net sales, compared to a gross profit of $0.4 million, or 7.3% of net sales, for the quarter ended June 29, 2019.

Net loss for the second quarter ended June 27, 2020 was ($1.8) million, or a loss per share of ($0.01), compared to a net loss in the prior year period of ($3.5) million, or a loss per share of ($0.02). These results include stock-based compensation expense of $0.2 million for both of the quarters ended June 27, 2020 and June 29, 2019.

As of June 27, 2020, cash, cash equivalents and restricted cash was $10.4 million, total assets were $20.6 million, working capital was $6.0 million, total debt and accrued interest, net of debt discount, was $18.2 million, and stockholders’ deficit was ($8.6) million.

“During the second quarter we delivered solid financial performance with revenue almost doubling and bottom line improving close to 50% from the year ago period,” said Netlist’s Chief Executive Officer, C.K. Hong. “We also achieved a milestone victory against Google, as the U.S Court of Appeals for the Federal Circuit affirmed the Patent Trial and Appeal Board’s final decision, validating Netlist’s ‘912 patent. The positive outcome after a ten-year fight against Google in defense of this seminal patent puts other unauthorized users of our intellectual property on notice.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 11, 2020 at 12:00 p.m. Eastern Time to review Netlist’s results for the second quarter ended June 27, 2020. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. The Company's NVMe™ SSD portfolio provides industry-leading performance offered in multiple capacities and form factors. HybriDIMM™, Netlist's next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents in the areas of server memory, hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns or shutdowns, and travel restrictions resulting from the COVID-19 pandemic. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on March 10, 2020, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	June 27,	December 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$7,153	$8,966
Restricted cash	3,200	2,750
Accounts receivable, net	1,889	3,672
Inventories	6,090	3,496
Prepaid expenses and other current assets	378	627
Total current assets	18,710	19,511

Property and equipment, net	220	286
Operating lease right-of-use assets	340	968
Other assets	1,376	1,376
Total assets	$20,646	$22,141

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$9,052	$9,134
Revolving line of credit	1,342	2,990
Accrued payroll and related liabilities	1,269	740
Accrued expenses and other current liabilities	664	793
Current portion of long-term debt and note payable	426	412
Total current liabilities	12,753	14,069
Long-term debt	16,403	15,793
Operating lease liabilities	—	498
Other liabilities	136	144
Total liabilities	29,292	30,504

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	181	169
Additional paid-in capital	182,163	179,086
Accumulated deficit	(190,990)	(187,618)
Total stockholders' deficit	(8,646)	(8,363)
Total liabilities and stockholders' deficit	$20,646	$22,141

Netlist, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019
Net sales	$10,906	$5,512	$25,537	$10,617
Cost of sales(1)	9,080	5,108	21,602	9,934
Gross profit	1,826	404	3,935	683
Operating expenses:
Research and development(1)	698	565	1,352	1,155
Intellectual property legal fees	848	1,093	1,473	2,588
Selling, general and administrative(1)	1,957	2,004	4,178	3,977
Total operating expenses	3,503	3,662	7,003	7,720
Operating loss	(1,677)	(3,258)	(3,068)	(7,037)
Other expense, net:
Interest expense, net	(150)	(258)	(298)	(530)
Other expense, net	(2)	(2)	(5)	(1)
Total other expense, net	(152)	(260)	(303)	(531)
Loss before provision for income taxes	(1,829)	(3,518)	(3,371)	(7,568)
Provision for income taxes	1	1	1	1
Net loss	$(1,830)	$(3,519)	$(3,372)	$(7,569)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.02)	$(0.02)	$(0.05)
Weighted-average common shares outstanding:
Basic and diluted	175,485	140,773	172,602	139,906

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$4	$7	$7	$14
Research and development	44	45	91	96
Selling, general and administrative	116	145	272	429
Total stock-based compensation	$164	$197	$370	$539